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                                                                    EXHIBIT 99.1


                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 2002



SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

       1. Statement of Cash Available for Distribution for the three months ended September 30, 2002:

 Net income                                                            $188,000
 Add:    Depreciation and amortization charged to net income not
            affecting cash available for distribution                    26,000
         Minimum lease payments received, net of interest
            income earned, on leases accounted for under the
            financing method                                              6,000
 Less:   Mortgage principal payments                                     (6,000)
         Cash to reserves                                               (89,000)
                                                                       --------
 Cash Available for Distribution                                       $125,000
                                                                       ========
 Distributions Allocated to General Partners                           $ 10,000
                                                                       ========
 Distributions Allocated to Limited Partners                           $115,000
                                                                       ========


        2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2002:


   Entity Receiving                                 Form of
     Compensation                                 Compensation                            Amount
-----------------------               -------------------------------------------        --------
Winthrop
Management LLC                        Property Management Fees                           $ 4,000

WFC Realty Co., Inc.
(Initial Limited Partner)             Interest in Cash Available for Distribution        $    57

One Winthrop Properties, Inc.
(General Partner)                     Interest in Cash Available for Distribution        $ 4,000

Linnaeus-Hampshire Realty
Limited Partnership
(General Partner)                     Interest in Cash Available for Distribution        $ 6,000